EXHIBIT 10.81
                               FIFTH AMENDMENT TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT,
                                AND MODIFICATION
                         OF THIRD AND FOURTH AMENDMENTS


         BAILEY CORPORATION ("Bailey"), a Delaware corporation, its wholly-owned subsidiary BAILEY MANUFACTURING CORPORATION ("BMC"), a Delaware corporation, each with a principal place of business at 700 Lafayette Road, P.O. Box 307, Seabrook, New Hampshire 03874, its wholly-owned subsidiary BAILEY TRANSPORTATION PRODUCTS, INC. ("BTP"), a Delaware corporation, with its principal place of business at 333 Gore Road, Conneaut, Ohio 44030, and BAYBANK, a Massachusetts trust company, with its principal place of business at 7 New England Executive Park, Burlington, Massachusetts 01803, (the "Bank") hereby agree to further amend that certain Amended and Restated Credit Agreement dated as of July 29, 1994 among Bailey, BMC, BTP and the Bank, as previously amended by a First Amendment dated as of September 20, 1994, a Second Amendment dated as of April 6, 1995, a Third Amendment dated as of May 12, 1995 and a Fourth Amendment dated as of July 28, 1995 (the "Credit Agreement"). Terms defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

         Bailey, BMC, BTP and the Bank agree that Section 1.7 of the Credit Agreement is hereby amended by deleting subsection 1.7(c) and substituting therefor the following:

                           (c) Interest on the Revolving Credit (including Fixed Maturity Carve Out Loan).

                                    (1)      Prime  Rate  Advances.   Prime Rate
                  Advances under the Revolving Credit shall bear interest at the Prime Rate plus 1/4 of 1%.

                                    (2)      Eurodollar  Advances.    Eurodollar
                  advances shall bear interest at the Eurodollar Rate plus 2.25% payable at the end of each Interest Period, which shall be one, two or three months as selected by the Borrower.

         The Bank and the Borrowers also agree that (a) the Third Amendment to the Credit Agreement shall be amended by the substitution of "September 30, 1995" for "August 31, 1995" in the penultimate paragraph and (b) the Fourth Amendment to the Credit Agreement shall be amended by substitution of "September 30, 1995" for "August 31, 1995" in the third to last paragraph.

         This Amendment may be executed in several counterparts, each of which shall be an original, and with the same effect as if signatures thereto were all upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of September 1, 1995.

BAYBANK                                     BAILEY CORPORATION



By: /s/ James F. Carr                       By: /s/ Leonard J. Heilman
        Vice President

                                            BAILEY MANUFACTURING
                                            CORPORATION



                                            By: /s/ Leonard J. Heilman


                                            BAILEY TRANSPORTATION
                                            PRODUCTS, INC.



                                            By: /s/ Leonard J. Heilman